  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998
                                                   REGISTRATION NO. 333-_____
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -------------------------

                      HORIZON ORGANIC HOLDING CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                           -------------------------



       Delaware                                          84-1405007
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                           -------------------------

                               6311 Horizon Lane
                            LONGMONT, COLORADO 80503

                           -------------------------
                    (Address of Principal Executive Offices)

                           1998 EQUITY INCENTIVE PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                      OPTIONS GRANTED OUTSIDE OF ANY PLAN

                           -------------------------
                            (Full Title of the Plan)

                               BARNET M. FEINBLUM
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      HORIZON ORGANIC HOLDING CORPORATION
                               6311 HORIZON LANE
                           LONGMONT, COLORADO  80503
                                 (303) 530-2711

                           -------------------------
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                           JAMES C.T. LINFIELD, ESQ.
                             CARRIE L. SCHIFF, ESQ.
                               COOLEY GODWARD LLP
                        2595 Canyon Boulevard, Suite 250
                         BOULDER, COLORADO  80302-6737
                                 (303) 546-4000

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================





                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
 TO BE REGISTERED            REGISTERED              SHARE (1)                 PRICE              REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

Common Stock (par                295,625                  $    5.30         $ 14,012,090.52             $ 4,133.57
 value $0.001)                   704,375                  $   16.69
                                 288,393                  $    2.39
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to options previously granted under the Registrant's 1998 Equity Incentive Plan and for options granted outside of any plan pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and (b) for shares granted after the date hereof, the average of the high and low prices of the Registrant's Common Stock on September 28, 1998, as reported on The Nasdaq National Market (National Market).

   TYPE OF SHARES     NUMBER OF SHARES   OFFERING PRICE PER      AGGREGATE OFFERING     AMOUNT OF REGISTRATION FEE
                                              SHARE                   PRICE
------------------------------------------------------------------------------------------------------------------------
Shares issuable                295,625         $  5.30               $1,566,812.50                  $   462.21
 pursuant to
 options
 outstanding under
 the 1998 Equity
 Incentive  Plan
------------------------------------------------------------------------------------------------------------------------
Shares issuable                454,375         $ 16.69               $7,583,518.75                  $ 2,237.14
 upon exercise of
 options available
 for grant under
 the 1998 Equity
 Incentive Plan
------------------------------------------------------------------------------------------------------------------------
Shares issuable                288,393         $  2.39               $   689,259.27                 $   203.33
 pursuant to
 options
 outstanding
 outside of any Plan
------------------------------------------------------------------------------------------------------------------------
Shares issuable                250,000         $ 16.69               $ 4,172,500.00                 $ 1,230.89
 under the 1998
 Employee Stock
 Purchase Plan
========================================================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                       1.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed by Horizon Organic Holding Corporation (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (A) The Registrant's Prospectus dated July 2, 1998 filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (B) The Registrant's Quarterly Report on Form 10-Q (File No. 000-24337) for the fiscal quarter ended June 30, 1998.

     (C) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-24337).

     (D) All reports and other documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers pursuant to which the Registrant has agreed to indemnify each director and executive officer against expenses and

                                       2.

losses incurred for claims brought against them by reason of their being a director or executive officer of the Registrant, and the Registrant maintains directors' and officers' liability insurance.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


                                    EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION

3.2*         Amended and Restated Certificate of Incorporation.
3.4*         Amended and Restated Bylaws.
4.2*         Specimen stock certificate.
5.1          Opinion of Cooley Godward LLP.
23.1         Consent of KPMG Peat Marwick LLP.
23.2         Consent of Eide Bailly LLP.
23.3         Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1         Power of Attorney (included on page 5).
99.1*        1998 Equity Incentive Plan.
99.2*        1998 Employee Stock Purchase Plan.
99.3         Form of Incentive Stock Option Agreement between the Company and
             Marc Peperzak.
99.4         Form of Non-Qualified Stock Option Agreement dated January 10,
             1998.
99.5         Stock Option Agreement between the Company and Peter McGoldnick dated August 7, 1997.
99.6         Form of Stock Option Agreement dated May 14, 1997.
99.7         Form of Stock Option Agreement dated July 9, 1996.
99.8         Stock Option Agreement between the Company and Barnet M. Feinblum dated June 1, 1995.
99.9         Stock Option Agreement between the Company and Barnet M. Feinblum dated June 1, 1995.
99.10        Form of Stock Option Agreement dated May 15, 1995.
99.11        Non-Qualified Stock Option Agreement between the Company and Rudra
             Altman dated November 1, 1996.

                                       3.

     ________________
     * Filed as an exhibit to the Registration Statement on Form S-1 (Registration No. 333-51465) and incorporated herein by reference.

                                  UNDERTAKINGS

     1.  The Registrant hereby undertakes:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (I) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (II) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (III) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on the 30th day of September, 1998.

                                    HORIZON ORGANIC HOLDING CORPORATION


                                    By: /S/ Barnet M. Feinblum
                                       _____________________________________
                                     Barnet M. Feinblum
                                     President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barnet M. Feinblum and Don J. Gaidano, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                      TITLE                                 DATE
/S/ Marcus B. Peperzak                    Chairman of the Board of  Directors                    September 30, 1998
----------------------------------------
Marcus B. Peperzak

/S/ Barnet M. Feinblum                    President, Chief Executive Officer, Director           September 30, 1998
----------------------------------------  (Principal Executive Officer)
Barnet M. Feinblum

/S/ Don J. Gaidano                        Vice President, Finance & Administration,              September 30, 1998
----------------------------------------  Chief Financial Officer, and Treasurer
Don J. Gaidano                            (Principal Financial and Accounting Officer)

/S/ Paul B. Repetto                       Vice President, Marketing, Director                    September 30, 1998
----------------------------------------
Paul B. Repetto

/S/ Mark A. Retzloff                      Vice President, Sales, Director                        September 30, 1998
----------------------------------------
Mark A. Retzloff
                                                             Director                            September 30, 1998
----------------------------------------
Thomas D. McCloskey, Jr.
                                                             Director                            September 30, 1998
----------------------------------------
J. Thomas Clark

                                       5.

                                                             Director                        September 30, 1998
----------------------------------------
          Clark R. Mandigo II

      /S/ Richard L. Robinson                                Director                        September 30, 1998
----------------------------------------
          Richard L. Robinson
                                                             Director                        September 30, 1998
----------------------------------------
            G. Irwin Gordon

                                       6.

                                 EXHIBIT INDEX

Exhibit
NUMBER     DESCRIPTION

3.2*       Amended and Restated Certificate of Incorporation.
3.4*       Amended and Restated Bylaws.
4.2*       Specimen stock certificate.
5.1        Opinion of Cooley Godward LLP.
23.1       Consent of KPMG Peat Marwick LLP.
23.2       Consent of Eide Bailly LLP.
23.3       Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1       Power of Attorney (included on page 5).
99.1*      1998 Equity Incentive Plan.
99.2*      1998 Employee Stock Purchase Plan.
99.3 Form of Incentive Stock Option Agreement between the Company and Marc Peperzak.
99.4       Form of Non-Qualified Stock Option Agreement dated January 10, 1998.
99.5 Stock Option Agreement between the Company and Peter McGoldnick dated August 7, 1997.
99.6       Form of Stock Option Agreement dated May 14, 1997.
99.7       Form of Stock Option Agreement dated July 9, 1996.
99.8 Stock Option Agreement between the Company and Barnet M. Feinblum dated June 1, 1995.
99.9 Stock Option Agreement between the Company and Barnet M. Feinblum dated June 1, 1995.
99.10      Form of Stock Option Agreement dated May 15, 1995.
99.11 Non-Qualified Stock Option Agreement between the Company and Rudra Altman dated November 1, 1996.

________________
* Filed as an exhibit to the Registration Statement on Form S-1 (Registration No. 333-51465) and incorporated herein by reference.